1095 Avenue of the Americas
New York, NY 10036-6797
+1 212 698 3500 Main
+1 212 698 3599 Fax
www.dechert.com
October 29, 2010
Multi-Strategy Portfolio
Pacific Select Fund
700 Newport Center Drive
Newport Beach, California 92660
Main Street Core Portfolio
Pacific Select Fund
700 Newport Center Drive
Newport Beach, California 92660
Managed Bond Portfolio
Pacific Select Fund
700 Newport Center Drive
Newport Beach, California 92660
Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660
Pacific Life & Annuity Company
700 Newport Center Drive
Newport Beach, California 92660
Ladies and Gentlemen:
     You have requested our opinion regarding certain federal income tax consequences to the holders (“Contract Owners”) of certain variable annuity contracts and variable life insurance policies (collectively, the “Contracts”) that are issued or administered by Pacific Life Insurance Company (“Pacific Life”) or Pacific Life &

Annuity Company (“Pacific Annuity”) and funded by separate accounts of Pacific Life or Pacific Annuity for which Multi-Strategy Portfolio (“Acquired Fund”), a separate series of Pacific Select Fund (“Pacific Trust”), a Massachusetts business trust, Main Street Core Portfolio (“Main Street Acquiring Fund”), also a separate series of Pacific Trust, and Managed Bond Portfolio (“Managed Bond Acquiring Fund”, together with Main Street Acquiring Fund, the “Acquiring Funds”), also a separate series of Pacific Trust, serve as underlying investment vehicles as a result of certain transactions described herein. Pursuant to the Plan of Reorganization (the “Plan”) dated as of June 25, 2010, executed by Acquired Fund and Acquiring Funds, Acquired Fund will transfer all of its assets to Acquiring Funds in exchange solely for voting shares of beneficial interest of Acquiring Funds (“Acquiring Funds Shares”) and the assumption by Acquiring Funds of all of the liabilities of Acquired Fund and the distribution of the Acquiring Funds Shares to the shareholders of Acquired Fund in complete liquidation of Acquired Fund (the “Reorganization”).
     For purposes of this opinion, we have examined and rely upon (1) the Plan, (2) the Proxy Statement/Prospectus dated October 5, 2010, (3) the facts and representations contained in the letters dated as of this date, addressed to us from Pacific Life and Pacific Annuity, and (4) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.
     This opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, judicial decisions and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon (a) the Reorganization taking place in the manner described in the Plan, (b) the information provided in the Proxy Statement/Prospectus referred to above, and (c) the facts and representations contained in the letter dated as of this date, addressed to us from Pacific Life and Pacific Annuity, being true and accurate as of the closing date of the Reorganization.
     For purposes of this opinion, we are assuming that, under the so-called investor control rules, either Pacific Life or Pacific Annuity, and not the Contract Owners, will be treated for federal income tax purposes as the owner of the interests in Acquired Fund and Acquiring Funds that underlie the Contracts.

     Based upon the foregoing, it is our opinion that, for federal income tax purposes, the Contract Owners will not recognize any taxable income, gains or losses as a result of the Reorganization.
     We express no opinion as to the federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan and the representations made to us.
Very truly yours,
Dechert LLP

1095 Avenue of the Americas
New York, NY 10036-6797
+1 212 698 3500 Main
+1 212 698 3599 Fax
www.dechert.com
October 29, 2010
Board of Trustees
Multi-Strategy Portfolio
Pacific Select Fund
700 Newport Center Drive
Newport Beach, California 92660
Board of Trustees
Main Street Core Portfolio
Pacific Select Fund
700 Newport Center Drive
Newport Beach, California 92660
Dear Ladies and Gentlemen:
          You have requested our opinion regarding certain federal income tax consequences to the Multi-Strategy Portfolio, (the “Acquired Fund”), a separate series of Pacific Select Fund, a Massachusetts business trust (the “Trust”), to the holders of the shares of beneficial interest (the “Acquired Fund Shares”) of Acquired Fund (the “Acquired Fund Shareholders”), and to the Main Street Core Portfolio (the “Acquiring Fund”), a separate series of the Trust in connection with the proposed transfer of a portion of the properties of Acquired Fund to Acquiring Fund in exchange solely for voting shares of beneficial interest of Acquiring Fund (“Acquiring Fund Shares”) and the assumption of certain liabilities of Acquired Fund by Acquiring Fund, followed by the distribution of such Acquiring Fund Shares (as well as certain other consideration) received by Acquired Fund in complete liquidation and termination of Acquired Fund (the “Reorganization”), all pursuant to the Plan of Reorganization (the “Plan”) dated as of June 25, 2010 executed by the Trust on behalf of the Acquired Fund and the Acquiring Fund.
          For purposes of this opinion, we have examined and relied upon (1) the Plan, (2) the Proxy Statement/Prospectus dated October 5, 2010, (3) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Trust on behalf of the Acquiring Fund, (4) the facts and representations contained in the letter dated on or about the date hereof addressed to us from the Trust on behalf of the Acquired Fund, and (5) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.
          This opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. This opinion is conditioned upon the Reorganization taking place in the manner described in the Plan and the Proxy Statement/Prospectus referred to above.
Based upon the foregoing, it is our opinion that:
1.	Acquired Fund should not recognize gain or loss upon the transfer of a portion of its assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption of certain liabilities of Acquired Fund except that Acquired Fund may be required to recognize gain or loss with respect to contracts described in Section 1256 of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code.
2.	Acquired Fund should not recognize gain or loss upon the distribution to its shareholders of the Acquiring Fund Shares received by Acquired Fund in the Reorganization.
3.	Acquiring Fund should recognize no gain or loss upon receiving the properties of Acquired Fund in exchange solely for Acquiring Fund Shares.
4.	The adjusted basis to Acquiring Fund of the properties of Acquired Fund received by Acquiring Fund in the transaction should be the same as the adjusted basis of those properties in the hands of Acquired Fund immediately before the exchange.
5.	Acquiring Fund’s holding periods with respect to the properties of Acquired Fund that Acquiring Fund acquires in the transaction should include the respective periods for which those properties were held by Acquired Fund (except where investment activities of Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an asset).

6.	The Acquired Fund Shareholders should recognize no gain or loss upon receiving Acquiring Fund Shares solely in exchange for Acquired Fund Shares.
7.	The basis of the Acquiring Fund Shares received by an Acquired Fund Shareholder in the transaction should be the same as the basis of Acquired Fund Shares surrendered by the Acquired Fund Shareholder in exchange therefore reduced by any money distributed in the same transaction.
8.	An Acquired Fund Shareholder’s holding period for the Acquiring Fund Shares received by the Acquired Fund Shareholder in the transaction should include the period during which the Acquired Fund held the properties transferred to Acquiring Fund in the transaction.
          We express no opinion as to the federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan.
Very truly yours,
Dechert LLP